Can B̄ Corp

A Health & Wellness Company

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

Certificate Number

Shares

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

CUSIP NO.:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

CAN B̄ CORP.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.



CAN B CORP.
Corporate
Seal
FLORIDA

Marco Alfonsi
MARCO ALFONSI
CEO

STANLEY L. TEEPLE
CFO / Secretary

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303 - 662 - 1112